Exhibit 10.5
Form of Award Agreement
(Non-Qualified Stock Option)

Name of employee:	(Employee name)

Name of plan:	1997 Stock Incentive Plan, as amended

Date of option grant:	(Grant date)

Number of option shares:	x,xxx

Option price per share:	$xx.xx

Vesting schedule:	xxx shares xx/xx/20xx
xxx shares xx/xx/20xx
xxx shares xx/xx/20xx

Expiration date:	xx/xx/20xx
     Arch Coal, Inc. (“Arch Coal”) hereby confirms this grant of a non-qualified stock option to purchase shares of Arch Coal, Inc. common stock (the “Option”) to the above-named employee (“Employee”). The terms of this Award Agreement and the 1997 Stock Incentive Plan, as amended (the “Plan”), shall govern the Option all respects. Capitalized terms used in this Award Agreement but not otherwise defined herein shall have the meanings assigned to them in the Plan.
     Subject to the terms of the Plan, the Option granted hereunder shall vest and become exercisable based on the vesting schedule described above. In addition, the Option can become exercisable upon the occurrence of other events as specified in the Plan. Notwithstanding the foregoing and notwithstanding anything contained in the Plan to the contrary, if the Employee’s Date of Termination occurs on or after the date on which the Employee attains age 58, the Employee has five years of continuous service with Arch Coal immediately prior to the Date of Termination and the Employee has not been terminated for Cause, then the Option shall continue to vest and become exercisable in accordance with the vesting schedule described above, and the Option shall remain exercisable for the lesser of (i) a period of five years from the Employee’s Date of Termination or (ii) the remaining term of the Option and thereafter shall be forfeited if not exercised.
     Nothing in the Plan or this Award Agreement should confer on any Employee any right to continue in the employment of Arch Coal or interfere in any way with the right of Arch Coal to terminate Employee’s employment at any time.
     This Award Agreement shall not be valid unless signed by the Employee and returned to the Human Resources Department.

Arch Coal, Inc.
Sheila B. Feldman Vice President – Human Resources
     I hereby accept the Option granted above under the terms and conditions of the Plan and this Award Agreement. I also acknowledge that I have received a copy of the Plan.

Date:	Employee: